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                                                                EXHIBIT 99.p(21)


                          EVERCORE ASSET MANAGEMENT LLC


                                 CODE OF ETHICS



                            Adopted: FEBRUARY 1, 2006

                            Amended: November 7, 2006



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                                TABLE OF CONTENTS



SECTION

I.       INTRODUCTION                                                       3

II.      GUIDING PRINCIPLES & STANDARDS OF CONDUCT                          6

III.     MATERIAL, NON-PUBLIC INFORMATION & INSIDER TRADING RULES           7
IV.      ACCESS TO CONFIDENTIAL INFORMATION                                10

V.       WATCH/RESTRICTED LIST                                             11

VI.      PERSONAL SECURITY TRANSACTIONS -- ALL EMPLOYEES                   13
VII.     ADDITIONAL POLICIES OF CONDUCT                                    17

              - SERVING AS OFFICERS, TRUSTEES, AND/OR DIRECTORS OF OUTSIDE ORGANIZATIONS

              -   LOANS

              -   DEALINGS WITH GOVERNMENT AND INDUSTRY REGULATORS

              -   IMPROPER USE OF EVERCORE PROPERTY

              -   PROTECTION OF EVERCORE'S NAME

              -   EMPLOYEE INVOLVEMENT IN LITIGATIONS OR PROCEEDINGS

              -   GIFTS AND ENTERTAINMENT

              -   DISCLOSURE AND RECORD KEEPING

              -   RESPONSIBILITY


ATTACHMENTS

A.       PERSONAL TRADING PRE-CLEARANCE FORM                               20
B.       SAMPLE BROKERAGE STATEMENT REQUEST LETTER                         21
C.       REQUEST FOR APPROVAL OF OUTSIDE ACTIVITY FORM                     22
D.       GIFT REPORT                                                       23
E.       EMPLOYEE GIFT LOG                                                 24



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                                    SECTION I
                                  INTRODUCTION

KEY TERMS

     -   Evercore Partners, Inc. is the parent company of, among other entities:
         Evercore Advisors, Inc., Evercore Advisors, LLC, Evercore Venture Advisors, LLC, Evercore Asset Management, LLC, Evercore Financial Advisors LLC, Evercore Restructuring LLC, and Evercore Group Inc. Evercore Partners, Inc., together with all of its affiliated Business Entities and employees of such entities, is referred to as "EPI" or Evercore interchangeably.

     - Evercore Advisors, Inc., Evercore Advisors, LLC, and Evercore Venture Advisors, LLC, are SEC-registered investment advisers and are collectively referred to as "Evercore Advisors."

     - Evercore Asset Management, LLC is an SEC-registered investment adviser and is referred to as "EAM."

     -   Evercore Financial Advisors, LLC is a mergers and acquisitions firm.

     -   Evercore Restructuring, LLC is a business restructuring firm

     -   Evercore Group, Inc. is an SEC-registered broker-dealer.

     - "Business Entity" or "Business Entities" refer to any entity that is under the control of Evercore Partners, Inc.

     -   "Employees" refers to all employees of EAM.

     -   "CCO" refers to Margot Nones, the Chief Compliance Officer of EAM.

     - "Client" refers to any unregistered investment fund or separately managed account (if applicable) for which Evercore Advisors or EAM provides investment advisory services.

     - "Investor" refers to any limited partner and/or shareholder in any unregistered investment fund for which Evercore Advisors or EAM serves as the investment adviser.

     - "Federal Securities Laws" refers to the Securities Act of 1933 Act, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Securities and Exchange Commission or the Department of the Treasury.

     - Beneficial Ownership -- Employees are considered to have beneficial ownership of securities if they have or share a direct or indirect pecuniary interest in the securities. NOTE: This definition includes but is not limited to an Employee's immediate family members sharing the same household. Beneficial ownership is implied with regard to personal or private transactions described in Section VI.



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     -   Rule 204A-1 dictates that a registered investment adviser must establish, maintain and enforce a written Code of Ethics with specific regulatory issues addressed. Each of these issues is addressed in this Code of Ethics.

The Definitions section of the EAM Regulatory Compliance Manual is incorporated herein by reference. Nevertheless, the definitions provided immediately above shall, for purposes of this Code of Ethics (this "Code"), supersede any definitions for like terms provided in the EAM Regulatory Compliance Manual.

ISSUE
The Code of Ethics is applicable to all Employees and has been adopted in order to establish rules of conduct for persons associated with EAM.

The Code of Ethics is predicated on the principle that EAM owes a fiduciary duty to its Clients.(1) Accordingly, Employees must avoid activities, interests and relationships that run contrary (or appear to run contrary) to the best interests of Clients. At all times, EAM Employees shall:

PLACE CLIENTS' AND INVESTORS' INTERESTS AHEAD OF EAM'S -- As a fiduciary, EAM will serve in its Client's and Investor's best interests. Employees may not benefit at the expense of EAM's Clients or Investors. This concept is particularly relevant when Employees are making personal investments in securities trades by EAM's Clients.

ENGAGE IN PERSONAL INVESTING THAT IS IN FULL COMPLIANCE WITH EAM'S CODE OF ETHICS -- Employees must review and abide by EAM's personal securities transaction and insider trading policies.

AVOID TAKING ADVANTAGE OF THEIR POSITION -- Employees must not accept investment opportunities, gifts, or other gratuities either from individuals seeking to conduct business with EAM or any of its affiliates, or on behalf of Client or Investor, unless such acceptance is in compliance with the gift policy discussed below.

MAINTAIN COMPLIANCE WITH APPLICABLE FEDERAL SECURITIES LAWS -- Employees must abide by the standards set forth in Rule 204A-1 under the Advisers Act.

Any questions with respect to EAM's Code of Ethics should be directed to the CCO. As discussed in greater detail below, Employees must promptly report any violations of the Code of Ethics to the CCO. All reported Code of Ethics violations will be treated as having been made on an anonymous basis. EAM will not tolerate retaliatory actions taken against individuals who report breaches of this Code. Punishment for such actions will be determined up to and including termination.

RISKS
In developing this policy and procedures, EAM considered the material risks associated with not following a Code of Ethics. These risks include:

     - That Access Persons (for the purpose of this policy all Employees shall be treated as Access Persons) may engage in various personal trading practices that wrongly make use of any non-public information, including, but not limited to, insider information resulting in


------------------------
(1) SEC v. Capital Gains Research, Inc., 375 U.S. at 191-192 (1963).


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         harm to Clients or unjust enrichment to themselves or other Access
         Persons. (These practices include, for example, trading ahead of Clients, i.e., Front-Running and passing on non-public information to spouses and other persons over whose accounts the Access Persons have control.)

     - That Access Persons are able to cherry pick Clients' trades and systematically move profitable trades to a personal account and let less profitable trades remain in Clients' accounts.

     - That Employees may take advantage of their position by accepting excessive gifts or other gratuities (including access to IPO investments) from individuals seeking to do business with EAM.

     - That the personal trading of securities by Employees may not comply with certain provisions of Rule 204A-1 under the Advisers Act.

     - That Access Persons may not be aware of what constitutes material, non-public information.

     - That Access Persons may not be aware of what constitutes insider information.

EAM has established the following policy and procedures in an attempt to mitigate these risks.




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                                   SECTION II
                    GUIDING PRINCIPLES & STANDARDS OF CONDUCT


The following set of principles frame the professional and ethical conduct that EAM expects from its Employees. Each Employee shall:

     - Act with integrity, competence, diligence, respect, and in an ethical manner with the public, Clients, Investors, prospective Clients and Investors, employers, Employees, colleagues in the investment profession, and other participants in the capital markets;

     - Place the integrity of the investment profession, the interests of Clients and Investors, and the interests of EAM above one's own personal interests;

     - Adhere to the fundamental standard that he or she should not take inappropriate advantage of his or her position;

     -   Avoid any actual or potential conflict of interest;

     - Conduct all personal securities transactions in a manner consistent with this policy;

     - Use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities;

     - Practice, and encourage others to practice, in a professional and ethical manner that will reflect favorably on the Employee and the profession;

     - Promote the integrity of and uphold the rules governing the capital markets;

     - Maintain and improve his or her professional competence and strive to maintain and improve the competence of other investment professionals;

     - Comply with applicable provisions of the Federal Securities Laws and other applicable rules and regulations.




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                                   SECTION III
            MATERIAL NON-PUBLIC INFORMATION AND INSIDER TRADING RULES

MATERIAL, NON-PUBLIC INFORMATION
Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser's business, to prevent the misuse of material, non-public information by such investment adviser or any person associated with such investment adviser. In accordance with Section 204A, EAM has instituted procedures to prevent the misuse of material, non-public information.

DOES THE INFORMATION RELATE TO A PUBLIC COMPANY OR MARKET?
Employees that have received non-public information should first determine whether the information pertains to or implicates a public company or public securities market. Please note that the misuse of material, non-public information applies to all types of securities including equity, debt, commercial paper, government securities, and options.

If any uncertainty exists as to whether the communication involves a public company or a public securities market, the matter should be discussed with the CCO, and confirmation from the CCO that a public company or public securities market is not implicated should be documented.

WHAT INFORMATION IS MATERIAL?
Material information is any information that a reasonable investor would consider important in making a decision to buy, hold, or sell securities. Any information that might reasonably be expected to affect a company's stock price, whether it is positive or negative, should be considered material. Material information does not have to relate directly to a company's business. For example, material information about the contents of an upcoming newspaper column may affect the price of a security and therefore be considered material.

In some cases, information will be material not only to the company from which it was received (i.e., a private company), but also to a competitor, supplier, or customer that has publicly traded securities. At the same time, other EPI Business Entities may have, or contemplate acquiring, a position in a public company to which the confidential information pertains. For example, one of Evercore Advisors' private equity funds may receive material, non-public information about a public company in connection with a possible acquisition or other transaction, and EAM may hold common stock of that public company.

Information provided by a company could be material because of its expected effect on a particular class of a company's securities, all of the company's securities, the securities of another company, or the securities of several companies.

Individuals may be held liable for trading on non-public information that is material. Advance knowledge of the following types of information could be regarded as material (this list is illustrative and not intended to be exhaustive):

     -   Dividend or earnings announcements
     -   Write-downs or write-offs of assets
     -   Additions to reserves for bad debts or contingent liabilities


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     -   Expansion or curtailment of company or major division operations
     -   Merger or joint venture announcements
     -   New product or service announcements
     -   Discovery or research developments
     -   Criminal, civil, and government investigations and indictments
     -   Pending labor disputes
     -   Debt service or liquidity problems
     -   Bankruptcy or insolvency problems
     -   Tender offers, stock repurchase plans, etc.
     -   Recapitalization

WHAT INFORMATION IS NON-PUBLIC?
Information is deemed to be non-public until the information has been disclosed broadly to the marketplace (such as by a press release or an SEC filing) and the investing public has had time to absorb the information fully.

Non-public information does not change to public information solely by selective dissemination. Therefore, the distribution of non-public information must occur through commonly recognized channels for the classification to change.

FEDERAL LAW AND THE EAM'S POLICY ON INSIDER TRADING
Generally, federal law prohibits a person, in breach of a duty or other relationship of trust and confidence owed by that person, from knowingly or recklessly:

         -    Trading on the basis of material, non-public information;

         -    Tipping such information to others;

         - Recommending the purchase or sale of securities on the basis of such information; or

         - Providing substantial assistance to someone who is engaged in any of the above activities.

Federal law also prohibits a person from trading while in possession of material, non-public information relating to a tender offer whether or not there has been a breach of any duty. IT IS OUR POLICY THAT ALL OF OUR EMPLOYEES MUST COMPLY WITH THE FEDERAL SECURITIES LAWS.

For the avoidance of doubt, it is the EAM's policy that any employee who has knowledge of material, non-public information relating to any issuer of securities may not, directly or indirectly, buy or sell securities of such issuer, or engage in any other action to take advantage of that information, or convey that information to others other than in compliance with this Code of Ethics.

TRADING OR RECOMMENDING A TRADE ON THE BASIS OF, OR TIPPING OTHERS AS TO, MATERIAL, NON-PUBLIC INFORMATION, REGARDLESS OF WHETHER THE ISSUER IS ON THE RESTRICTED LIST, MAY VIOLATE FEDERAL SECURITIES LAWS AND IS A VIOLATION OF THE CODE OF ETHICS.

Severe penalties exist for firms and individuals that engage in the act of insider trading, including civil injunctions, treble damages, disgorgement of profits, and jail sentences. Further, fines for individuals and firms found guilty of insider trading are levied in amounts up to three times the



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profit gained or loss avoided, and up to the greater of $1,000,000 or three times the profit gained or loss avoided, respectively.

SELECTIVE DISCLOSURE
Employees must never disclose proposed and/or pending trades to any Client or Investor or other individual or entity outside of EAM.

Additionally, EAM must be careful when disclosing the composition of any EAM investment funds to Investors. Federal Securities Laws may specifically prohibit the dissemination of such information and doing so may be construed as a violation of EAM's fiduciary duty to investment fund Investors. All inquiries that are received by Employees to disclose investment fund holdings must be immediately reported to the CCO.

EAM will provide certain information relating to the performance of the EAM investment funds to Investors, as may be requested. All EAM investment fund Investors are provided with the opportunity to request such information to ensure that no selective disclosure of such information has occurred.

The inclusion of information regarding Clients' portfolio holdings in marketing materials and EAM's website is subject to the CCO's approval in accordance with EAM's Marketing & Advertising policy and procedures.

RESEARCH PROVIDERS
EAM may utilize certain third parties and/or individuals for research specific to certain industries, issuers, and world markets. EAM must pay particular attention to the type of information conveyed by such sources. In the event EAM personnel suspect the receipt of material, non-public information, they must inform the CCO of the information to determine the appropriate course of action.

PROCEDURES TO FOLLOW IF AN EMPLOYEE BELIEVES THAT HE/SHE POSSESSES MATERIAL, NON-PUBLIC INFORMATION
Employees who have questions as to whether they are in possession of material, non-public information must inform the CCO as soon as possible. The CCO will then conduct research to determine whether or not the information should be classified as material, non-public information.

In order to avoid insider trading, Employees:

     - Shall not trade the securities of any company in which they possess material, non-public information about the company;

     - Shall not engage in securities transactions of any company, except in accordance with EAM's PERSONAL SECURITY TRANSACTIONS policy and the securities laws;

     - Shall submit personal security trading reports in accordance with the PERSONAL SECURITY TRANSACTIONS policy; and

     - Shall not discuss any potentially material, non-public information with colleagues, except as specifically required by their position



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                                   SECTION IV
                       ACCESS TO CONFIDENTIAL INFORMATION

The following are procedures designed to control the access to, and distribution of, confidential information and documents containing such information:

     - Documents containing confidential information should be marked "confidential" to the extent practicable, or otherwise strictly maintained in locked file cabinets, drawers, offices, or areas to which employees of other Business Entities do not have routine access, and never left where they could be inadvertently viewed by an unauthorized person.

     - Employees who have access to the Watch/Restricted List should exercise particular care in maintaining the document. The Watch/Restricted List should never be subject to public access. For more details, see the WATCH/RESTRICTED LIST section below.

     - Employees should avoid making unnecessary copies of documents containing confidential information.

     - Employees should not discuss material, non-public information or other confidential information in places where conversations may be overheard by unauthorized persons, such as the elevator or lobby. Confidential information also should not be discussed in public areas outside the firm, such as taxicabs, airplanes, elevators, and restaurants.

     - Confidential information is especially vulnerable if communicated through an email transmission. Thus, Employees should be particularly careful when sending confidential information via email messages and other forms of electronic communications.

     - Employees will follow the procedures outlined in the PRIVACY section of the Compliance Manual with regard to any electronic documents and communications.



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                                    SECTION V
                              WATCH/RESTRICTED LIST

To ensure compliance with the Federal Securities Laws and to prevent the appearance of impropriety in connection with securities transactions, the CCO will maintain a confidential list with names of issuers known as the Watch/Restricted List (the "List"). The List shall include two categories of issuers. The first category, which will be identified as FIRM RESTRICTIONS, will include all issuers for which any employee of EAM has material, non-public information. The second category, which will be identified as PERSONAL TRADING RESTRICTIONS, will include: (1) all securities holdings included in EAM Client accounts, (2) the issuers of securities that are actively being considered for investment by the Investment Team, and (3) all issuers on the FIRM RESTRICTIONS category of the List.

Absent prior approval from the CCO, EAM shall be prohibited from trading, on behalf of Client accounts, in securities of any issuer appearing on the FIRM RESTRICTIONS category of the List.

Absent prior approval from the CCO, EAM Employees shall be prohibited from trading personally in securities of any issuer appearing on the PERSONAL TRADING RESTRICTIONS category of the List.

The List is designed to restrict personal trading or other activity in the issuer's securities to avoid any appearance of inappropriate trading by Employees, such as front-running or trading on the basis of material, non-public information.

The CCO may, from time to time, allow for certain exceptions to these prohibitions including the following situations.

LIMITED EXCEPTIONS
As it pertains to securities that will be included on the List as of the date this policy is adopted, any such securities that Employees own prior to the adoption date of this Code of Ethics may continue to be held in such Employees' accounts after the adoption of this policy. However, after the adoption date of this policy, such securities are subject to this Code of Ethics and therefore may not be sold so long as they remain on the List.

MAINTENANCE OF THE WATCH/RESTRICTED LIST
The effectiveness of the List as a monitoring and preventive device depends on the receipt of up-to-date information regarding transactional activities or other developments. Accordingly, Employees that have information that causes them to believe that an issuer should be added to the List should promptly consult with the CCO. This includes securities that are actively being considered for investment by the Investment Team.

ADDING AND REMOVING SECURITIES TO THE WATCH/RESTRICTED LIST
To add or remove an issuer to or from the List, the Employee that has the information shall promptly inform the CCO by email. The email should include a request that the issuer in question be added to or removed from the List and an explanation regarding the reason for the request.

ACCESS TO THE WATCH/RESTRICTED LIST
The fact that an issuer's securities are on the List is highly confidential and should not be disclosed by Employees with such knowledge to any person outside of EAM. Such information should be treated as inside information and handled accordingly. Disclosure also should not be made to other



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EAM Employees except on a strict need-to-know basis and in compliance with this policy. If anyone inquires as to whether or not a security is on the List, or is otherwise informally restricted, Employees shall respond that firm policy prohibits any comment, and should inform the CCO of such inquiry.

The CCO, CEO, and CIO are the only persons within EAM that shall have access to the FIRM RESTRICTIONS category of the List. The CCO and CEO are the only persons within EAM that shall have access to the PERSONAL TRADING RESTRICTIONS category of the List.

After receiving notification to amend the List, the CCO will add or remove the security to or from the List and inform all authorized recipients via email of the change. On a weekly basis the complete List will be distributed to the authorized recipients.

On a monthly basis, the List and the status of each issuer that is included on the List (i.e., have the securities been purchased, held, and/or sold) will be reviewed by the CCO and CIO to ensure its accuracy. If necessary, the CCO shall make any required amendments to the List following such review.



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                                   SECTION VI
                         PERSONAL SECURITY TRANSACTIONS

Employees may not purchase or sell any security in which the Employee has, or would as a result acquire, a beneficial ownership unless the transaction occurs in an exempted security or the Employee has complied with the policies that apply to them as set forth below. The EAM personal trading policy specifically does not permit the purchase of individual stocks (reportable securities). You may continue to hold securities that you purchased prior to your employment at EAM. You may sell those securities whenever you want as long as they are not on the Watch/Restricted List.

PRE-CLEARANCE PROCEDURES
Employees must have written approval for all personal transactions in reportable securities prior to completing the transactions. Employees shall complete EAM's Personal Trading Pre-Clearance Form (See Attachment A). All pre-clearance requests must be submitted to the CCO. If the CCO for EAM requests approval to execute a transaction, the transaction shall be reviewed by the CEO of EAM. Once pre-clearance is granted, Employees may only transact in that security for the remainder of the day. Employees that wish to transact in that security on the following or any other day, must again obtain pre-clearance from the CCO. Unless otherwise noted, no pre-clearance is required for transactions taking place in the exempted securities noted below.

NOTE: Employees personal trading accounts that are managed by EAM on a fully discretionary basis shall be treated in the same manner as Client accounts (i.e., executed at the same time and at the same price as Client accounts). Thus, such personal trading accounts are not subject to the pre-clearance procedures discussed above.

NON-REPORTABLE SECURITIES (EXEMPT SECURITIES)
EAM requires Employees to provide periodic reports (see REPORTING section below) regarding transactions and holdings in any security, except:

     -   Direct obligations of the Government of the United States;

     - Bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements;

     -   Shares issued by money market funds;

     - Shares issued by open-end funds other than Reportable Funds (i.e., registered funds for which EAM or any other Business Entity acts as advisor or sub-advisor); and

     - Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

Commodities, futures, and options traded on a commodities exchange, including currency futures, are not considered securities. However, futures and options on any group or index of securities shall be considered securities. Any holdings that are not exempt are considered Reportable Securities.



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BENEFICIAL OWNERSHIP
Employees are considered to have beneficial ownership of securities if they have or share a direct or indirect pecuniary interest in the securities. Employees have a pecuniary interest in securities if they have the ability to directly or indirectly profit from a securities transaction.

The following are examples of indirect pecuniary interests in securities:

     - Securities are held by members of an Employee's immediate family sharing the same household. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law. Adoptive relationships are included;

     - An Employee has an interest as a general partner in securities held by a general or limited partnership; and

     - An Employee has an interest as a manager/member in the securities held by a limited liability company.

Employees do not have an indirect pecuniary interest in securities held by entities in which they hold an equity interest unless they are a controlling equity holder or they share investment control over the securities held by the entity.

The following circumstances constitute beneficial ownership by Employees of securities held by a trust:

     - Ownership of securities in a trust where either the Employee or members of the Employees' immediate family have a vested interest in the principal or income of the trust;

     -   Ownership of a vested beneficial interest in a trust; and

     - An Employee's status as a settlor/grantor of a trust, unless the consent of all of the beneficiaries is required in order for the Employee to revoke the trust.

REPORTING
Each Employee shall report his or her securities transactions and submit holdings reports, in accordance with the requirements set forth below, to Adviser Compliance Associates, LLC ("ACA") via the STOCS system. The STOCS system can be accessed through ACA's website at the following address: www.advisercompliance.com. All Employees will receive a username and password in order to access STOCS.

QUARTERLY TRANSACTION REPORTS
Employees shall instruct their brokers/custodians to send duplicate broker account statements to the CCO. The statements must be sent to the CCO, at a minimum, no later than thirty (30) days after the end of each calendar quarter. A form brokerage statement request letter is attached to this policy as Attachment B.

In addition, Employees shall report their private Reportable Securities transactions to ACA (via STOCS) no later than thirty (30) days after the end of each calendar quarter (STOCS enables Employees to enter trades on a contemporaneous basis). STOCS requires that an Employee's report include at least the following information for each transaction in a Reportable Security in which the Employee had, or as a result of the transaction acquired, any direct or indirect beneficial ownership: (a) the date of the transaction, the title, the exchange ticker symbol or CUSIP number, as applicable, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Reportable Security involved; (b) the nature of the transaction (i.e.,

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purchase, sale, or any other type of acquisition or disposition); (c) the price of the Reportable Security at which the transaction was effected; (d) the name of the broker, dealer, or bank with or through which the transaction was effected; and (e) the date that the report is submitted.

Employees are reminded that they must also report all Reportable Securities transactions by members of their immediate family including spouse, children, and other members of the household in accounts over which the Employees have direct or indirect influence or control.

INITIAL AND ANNUAL HOLDINGS REPORTS
New EAM Employees are required to report all of their private Reportable Securities holdings and all securities accounts in STOCS not later than 10 days after the commencement of their employment. The initial holdings report must be current as of a date not more than 45 days prior to the date the person becomes subject to this Code of Ethics.

Existing Employees will be provided with a complete list of securities holdings on an annual basis that is based on transactions reported in STOCS. Employees must verify the accuracy of the holdings statements on or before February 14th of each year by attesting to the accuracy of the holdings in STOCS. The annual holdings report will be current as of December 31st. Employees must also attest to the existence of the securities accounts on record in STOCS.

Each holdings report (both the initial and annual) will contain: (a) the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, the number of shares, and the principal amount of each Reportable Security in which the Employee has any direct or indirect beneficial ownership;
(b) the name of any broker, dealer, or bank with which the Employee maintains an account in which any securities are held for the Employee's direct or indirect benefit; and (c) the date the Employee submits the report.

As noted above, Employees must report the name of any broker, dealer, or bank with which the Employee maintains an account in which any securities are held for the Employee's direct or indirect benefit. Please note that this requirement does not provide for any exemptions to the definition of a security. Thus, if Employees have a beneficial interest in a Non-Reportable Security in an account that has not previously been reported, the name of the broker, dealer, or bank where these accounts are maintained must be reported.

EXCEPTIONS FROM REPORTING REQUIREMENTS
An Employee is not required to submit: 1) transaction or initial and annual holdings reports with respect to securities held in accounts over which the Employee had no direct or indirect influence or control (i.e., any transactions occurring in an account that is managed on a fully-discretionary basis by an unaffiliated money manager and over which such Employee has no direct or indirect influence or control), and 2) transaction reports with respect to transactions effected pursuant to an Automatic Investment Plan.

DISTRIBUTIONS IN-KIND
In general, an Employee would not have any direct or indirect influence or control over a distribution in-kind that includes Reportable Securities. Thus, a distribution in-kind transaction is not required to be reported. However, after a distribution in-kind of a Reportable Security occurs, the Reportable Security must be reported on the Employee's next annual holdings report (because at that point the Employee has control over the security). Additionally, if the Reportable Security is sold by the Employee, the transaction must be reported on the subsequent quarterly transaction report.

QUARTERLY TRADING REVIEW
In addition to the requirement to pre-clear all Reportable Securities transactions, the CCO will perform a quarterly post transaction review of EAM Employees' Reportable Securities transactions. If the CCO for EAM executed any Reportable Securities transactions they shall be reviewed by the CEO of EAM. Additionally, ACA shall conduct a quarterly post transaction review of all Employees' personal trading.

The reason for the development of a post transaction review process is to ensure that EAM has developed procedures to adequately supervise the activities of its Employees. The comparison of Employee trades to those of its Clients will help EAM determine if such trading resulted in a conflict of interest or the appearance of a conflict of interest.

If EAM discovers that an Employee is personally trading contrary to the policies set forth in this policy, the CCO shall meet with the Employee to review the facts surrounding the relevant transaction(s). This meeting shall help EAM and the CCO determine if any remedial action is required.

REPORTING VIOLATIONS AND REMEDIAL ACTIONS
EAM takes the potential for conflicts of interest caused by personal investing very seriously. As such, EAM requires its Employees to promptly report any violations of the Code of Ethics to the CCO. EAM's management is aware of the potential matters that may arise as a result of this requirement, and shall take action against any Employee that seeks retaliation against another for reporting violations of the Code of Ethics.

If any violation of EAM's PERSONAL SECURITY TRANSACTIONS Policy is determined to have occurred, the CCO may impose sanctions and take such other actions as deemed appropriate, including, without limitation: requiring that the trades in question be reversed, requiring the disgorgement of profits or gifts, issuing a letter of caution or warning, issuing a suspension of personal trading rights or suspension of employment (with or without compensation), imposing a fine, making a civil referral to the SEC, making a criminal referral, and/or terminating employment for cause or any combination of the foregoing. All sanctions and other actions taken shall be in accordance with applicable employment laws and regulations. Any profits forfeited shall be paid to the applicable Client(s), if any, or given to a charity, as the CCO shall determine is appropriate.

No person shall participate in a determination of whether he or she has committed a violation of this policy or in the imposition of any sanction against himself or herself.

                  SECTION VII -- Additional Policies of Conduct

SERVING AS OFFICERS, TRUSTEES, AND/OR DIRECTORS OF OUTSIDE ORGANIZATIONS Employees may, under certain circumstances and subject to the prior written approval of the CCO, serve as directors, trustees, or officers of outside organizations. These organizations may include public or private corporations, partnerships, charitable foundations, and other not-for-profit institutions. Employees may also receive compensation for such activities. Employees seeking approval from the CCO for such activities shall complete the Request for Approval of Outside Activity Form included as Attachment C.

At certain times, EAM may determine that it is in its Clients' best interests for an Employee(s) to serve as an officer or on the board of directors of an outside organization. For example, a company held in Clients' portfolios may be undergoing a reorganization that may affect the value of the company's outstanding securities and the future direction of the company. Service with organizations outside of EAM may, however, raise regulatory concerns, including potential conflicts of interests and the possibility of accessing material, non-public information.

As an outside board member or officer, an Employee may come into possession of material non-public information about the outside company or other public companies. It is critical that a proper information barrier be in place between EAM and the outside organization, and that the Employee does not communicate such information to other Employees.

As noted above, Employees are prohibited from engaging in such outside activities without the prior written approval of the CCO. Approval will be granted on a case by case basis, subject to proper resolution of potential conflicts of interest. Outside activities will be approved only if any conflict of interest issues can be satisfactorily resolved and any necessary disclosures are made.

LOANS
No Employee may borrow funds from or become indebted to EAM unless the arrangement is disclosed in writing and the Employee receives prior approval from the CCO, except for normal expenses to be reimbursed by the Employee. The CCO shall grant such approval only in cases of demonstrated hardship. However, the CCO shall under no circumstances grant such approval to an executive officer, Partner, or other senior official.

DEALINGS WITH GOVERNMENT AND INDUSTRY REGULATORS
EAM prohibits, absent CCO approval, payments of any kind by it, its Employees, or any agent or other intermediary to any government official, self-regulatory official, corporation, or other similar person or entity, within the United States or abroad. Political contributions are exempted from this policy.

With the exception of political contributions, this policy covers all types of payments, even to minor government officials and industry regulators, regardless of whether the payment would be considered legal under the circumstances. EAM encourages Employees to avoid even the appearance of impropriety in their dealings with industry and government regulators and officials.

IMPROPER USE OF EVERCORE PROPERTY
No Employee may utilize property or services of Evercore, its principals or Employees, for his or her personal benefit or the benefit of another person or entity, without approval of the CCO. For this purpose, "property" means both tangible and intangible property, including Evercore and Employee funds, premises, equipment, supplies, information, business plans, business opportunities, confidential research, intellectual property or proprietary processes, and ideas for new research or services.

PROTECTION OF EVERCORE'S NAME
Employees should at all times be aware that Evercore's name, reputation, and credibility are valuable assets and must be safeguarded from any potential misuse. Care should be exercised to avoid the unauthorized use of Evercore's name in any manner that could be misinterpreted to indicate a relationship between Evercore and any other entity or activity.

EMPLOYEE INVOLVEMENT IN LITIGATION OR PROCEEDINGS
Employees must advise the CCO immediately if they become involved in or threatened with litigation or an administrative investigation or proceeding of any kind, are subject to any judgment, order or arrest, or are contacted by any regulatory authority.

GIFTS AND ENTERTAINMENT
The New York Stock Exchange ("NYSE") rules state that "a gift of any kind is considered a gratuity." Ordinary and usual business entertainment is specifically exempted. However, where a person associated with the Member Organization is not personally acting as host, the provision of tickets to sports events, limousines, and like services would be viewed as gratuities. Neither EAM nor any Employee of EAM may:

         - Employ or compensate any person for financial advisory services rendered without the prior approval of the CCO;

         - Give any gratuity in excess of $100 per person per year to any principal, officer, or employee of the NYSE or its subsidiaries; or

         - Give any gratuity in excess of $100 per person per year to any principal, officer, or employee of another member or Member Organization, financial institution, news or financial information media, or non-member broker or dealer in securities, commodities, or money instruments, except with the prior written consent of the CCO and, in the case of NYSE floor employees, the prior written consent of the CCO and the Exchange.

Employees must report all gifts and gratuities given or received in excess of $50 to the CCO by completing the form included as Attachment D. Employees must receive prior written approval from the CCO for all gifts and gratuities given or received that exceed $50. The CCO shall maintain a log of gifts and gratuities received and provided by completing the form included as Attachment E.

Gifts Given to Taft-Hartley Funds -- Employees are reminded that notwithstanding this policy, if EAM manages Taft-Hartley funds, any gratuity provided by EAM to labor unions or union representatives that have an "interest" in the Taft-Hartley fund (including the members covered by the Taft-Hartley fund) in excess of $250 are required to be reported on Attachment D and Department of Labor Form LM-10. Accordingly, EAM will monitor all gratuities as discussed and make the appropriate filings on DOL Form LM-10.

DISCLOSURE AND RECORD KEEPING

Disclosure
EAM shall describe its Code of Ethics in Part II of Form ADV and, upon request, furnish Clients or Investors with a copy of the Code of Ethics. All Client or Investor requests for EAM's Code of Ethics shall be directed to the CCO.

Recordkeeping
EAM shall maintain records in the manner and to the extent set forth below. Such records shall be available for examination by representatives of regulatory authorities or EAM's management.

     - A copy of this Code of Ethics and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

     - A record of any violation of this Code of Ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

     - A record of all written acknowledgments (annual certifications) as required by EAM's Regulatory Compliance Manual for each person who is currently, or with the past five years was, an Employee of EAM;

     - A copy of each report made pursuant to this Code of Ethics by an Employee, including any information provided in lieu of reports, shall be preserved by EAM for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

     - A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code of Ethics, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place; and

RESPONSIBILITY
The CCO will be responsible for administering the Code of Ethics. All questions regarding this policy should be directed to the CCO.

ATTACHMENT A


                       PERSONAL TRADING PRE-CLEARANCE FORM
The purpose of this pre-clearance form is to document that the proposed transaction is not a conflicting transaction. Pre-clearance must be granted prior to placing a trade and is only good for the day of the approval.

1.       Buy                 Sell            Short
             --------------       ----------       -------------
2.       Security
                  --------------------------------------------------------------
3.       Common Stock           Option          Debt              Other
                      ----------       --------     -----------       ----------
4.       Symbol
                  ------------------

5.       Number of Shares/Contracts/Principal
                                              -------------------------
6.       Brokerage Account Number
                                  ----------------------------
         Custodian
                   ----------------------------------------------------
7. Employee has no inside information or other knowledge pertaining to this proposed transaction that constitutes a violation of EAM policy or securities laws.

Employee                                                            (PRINT NAME)
         -----------------------------------------------------------

Signed
       ------------------------------------------------------   ----------------
                                                                Date

Reason for Approval (to be completed by the CCO):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

By signing below, the individual verifies that the proposed transaction described above does not violate EAM's Personal Security Transaction Policy.


-------------------------------------------------------   ----------------------
Chief Compliance Officer                                  Date

ATTACHMENT B

                  SAMPLE OF BROKERAGE STATEMENT REQUEST LETTER

{DATE}

{NAME OF CUSTODIAN}
{ADDRESS}
{CITY, STATE ZIP}

Re:      Account No.
                           --------------------------------------------

         Account Name
                           --------------------------------------------


Dear {NAME},

As of {DATE}, please send monthly brokerage account statements for the above named account to:
         Evercore Asset Management LLC
         Attn: Margot Nones
         55 East 52nd Street, 43rd Floor
         New York, New York 10055

If you have any questions or concerns, please feel free to contact me at {TELEPHONE}. Thank you for your immediate attention to this matter.

Sincerely,



{Name}

cc:   {Name}

ATTACHMENT C


                  REQUEST FOR APPROVAL OF OUTSIDE ACTIVITY FORM

ATTACHMENT D

                                   GIFT REPORT

Employee(s) receiving/giving the gift:
                                       -----------------------------------------

Describe the gift:
                   -------------------------------------------------------------


Approximate total dollar amount of the gift: $
                                              ----------------------------------

Receiver/giver of the gift:
                            ----------------------------------------------------

--------------------------------------------------------------------------------

Is the receiver of the gift an individual or entity that is associated with a Taft-Hartley Fund?

Yes                 No
    --------------     -------------

Has Employee received/given additional gifts from receiver/giver within the past 12 months? If yes, list the gifts received/given and the approximate value of the Gifts:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Relationship of receiver/giver to EAM and/or Employee(s):

--------------------------------------------------------------------------------

Reason (if known) the gift will be given by/given to EAM and/or Employee(s):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

ATTACHMENT E


                                EMPLOYEE GIFT LOG

                                                                                                          Reason Gift was
                                                Approximate                       Relationship of         Given by/Given
       Employee                Description of   Dollar Amount  Receiver/Giver of  Receiver/Giver to EAM   to EAM and/or    Approval
Date   Giving/Receiving Gift   Gift             of Gift        Gift               and/or Employee         Employee         (Yes/No)




